Execution version

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of the 14th day of April, 2014 (the “Effective Date”) by and among Glori Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Company”), Glori Energy Technology Inc. (f/k/a Glori Energy Inc.), a Delaware Corporation (including any successor entity thereto, “Glori”), Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement (as defined below) as the INXB Representative (the “INXB Representative”), each of the persons listed on Schedule A hereto in its capacity as a holder of the Subject Shares (as defined below), each of which is referred to in this Agreement as a “Restricted Holder” and collectively as the “Restricted Holders”, and each of the persons listed on Schedule B hereto in its capacity as a holder of the Unrestricted Shares (as defined below), each of which is referred to in this Agreement as an “Unrestricted Holder” and collectively as the “Unrestricted Holders” (together with the Restricted Holders, referred to individually in this Agreement as a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, the Company entered into that certain Merger and Share Exchange Agreement, dated as of January 8, 2014, by and among Infinity Cross Border Acquisition Corporation, a company incorporated in the British Virgin Islands (the “Parent”), the Company, Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the INXB Representative, and Glori (as amended from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Parent will merge with and into the Company (the “Redomestication Merger”), and immediately thereafter Glori will merge with and into Merger Sub (the “Transaction Merger” and, together with the Redomestication Merger, the “Transactions”);

WHEREAS, upon the consummation of the Transactions (the “Closing”), Glori will be wholly-owned by the Company, and Glori’s stockholders and warrantholders immediately prior to the Transactions will become stockholders of the Company; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by the Holders thereunder, including the rights under the Registration Rights Agreement to be entered into between the Company and the Holders in connection with the Merger Agreement (the “Registration Rights Agreement”), the Company and the Holders desire to enter into this Agreement, pursuant to which (1) shares of the Company’s common stock, par value $0.0001 per share (after giving effect to the Redomestication Merger) (the “Common Stock”), to be received by the Restricted Holders in connection with the consummation of the Transactions as set forth on Schedule A hereto (including any equity securities into which such shares of Common Stock are thereafter exchanged or converted or which are paid as distributions or dividends in consideration of such shares, the “Subject Shares”) shall become subject to limitations on disposition as set forth herein and (2) Unrestricted Holders, who will receive shares of the Common Stock in exchange for their shares of Glori Series C-2 Preferred Stock, par value $0.0001 per share, and for their warrants to purchase shares of Glori Series C-2 Preferred Stock, as set forth on Schedule B hereto (including any equity securities into which such shares of Common Stock are thereafter exchanged or converted or which are paid as distributions or dividends in consideration of such shares, the “Unrestricted Shares”, and together with the Subject Shares, the “Shares”) agree to become subject to certain other limitations as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT

1.            Lock-Up Provisions.

1.1           Each Restricted Holder hereby agrees not to, during the period commencing from the Closing and ending on the earlier of (a) the one (1) year anniversary of the Closing or (b) the date on which the Company consummates an Exit Event (as defined below) (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”). In addition, each Restricted Holder agrees that such Restricted Holder will not, during the Lock-Up Period, make any demand for the registration of any Subject Shares, whether pursuant to the Registration Rights Agreement or otherwise; provided, that the Restricted Holders shall be entitled to request Piggyback Registrations (as defined in the Registration Rights Agreement) for the Subject Shares. Each Restricted Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent the foregoing or that are necessary to give further effect thereto. “Exit Event” shall mean a liquidation, merger, share exchange or other similar transaction following the Closing that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property.

1.2           If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Subject Shares as one of its equity holders for any purpose. In order to enforce Section 1.1, the Company may impose stop-transfer instructions with respect to the Subject Shares of each Restricted Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

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1.3           Notwithstanding Sections 1.1 and 1.2, if:

(a)          (i) (1) any Restricted Holder is granted a waiver in accordance with Section 3.7 of the restrictions contained in Section 1.1 or Section 1.2 of this Agreement with respect to all or any portion of their Subject Shares, or (2) if any Company shareholder subject to the lock-up provisions of that certain Registration Rights Agreement, dated as of July 19, 2012, entered into by and among the Company (as successor to the Parent) and the former shareholders of the Parent signatory thereto, is granted a waiver of the lock-up provisions contained therein with respect to all or any portion of their shares subject thereto, and (ii) such waiver applies to Subject Shares or other Company equity having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (whether in one or multiple waivers) (such waiver, an “Early Release”), then a pro-rata portion of the Subject Shares held by each Restricted Holder as of the Effective Data shall be released from such Restricted Holder’s obligations under Sections 1.1 and 1.2, and the Company shall take commercially reasonable efforts to provide notice to the Restricted Holders upon the occurrence of such Early Release; provided that if more than one Company shareholder is granted an Early Release simultaneously or as part of a series of related transactions, then the Early Release which results in the largest pro-rata portion of the Subject Shares being released shall be the only one applied;

(b)          If any Infinity PIPE Purchaser (as defined below) in accordance with Section 4(l) of that certain Share Purchase Agreement, dated as of January 7, 2014, by and among the Parent, the Purchaser, and the investors listed on the schedule of buyers attached thereto (as amended from time to time, the “PIPE Agreement”) provides the Company with notice of its intent to sell any of its Firm Shares (as defined in the PIPE Agreement) at least five (5) days before the consummation of such sale of Firm Shares (the date of any such sale, a “PIPE Release Date”), then (i) promptly after its receipt of such notice, the Company shall give notice of such intended sale to the Restricted Holders, and (ii)  the PIPE Percentage (as defined below) of the Subject Shares held by each Restricted Holder as of the Effective Date shall be released from such Restricted Holder’s obligations under Sections 1.1 and 1.2 on the PIPE Release Date; for the purposes of this Section 1.3(b): (1) “Infinity PIPE Purchaser” means any of Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P., Infinity I-China Fund (Israel 3), L.P. or their respective Affiliates (as defined in the Merger Agreement) that that acquires shares of capital stock of the Company under the PIPE Agreement; and (2) “PIPE Percentage” means, as of a PIPE Release Date, a fraction expressed as a percentage calculated by taking (x) the number of Firm Shares sold by Infinity PIPE Purchasers on such PIPE Release Date, and dividing by (y) 1,487,500;

(c)          the Common Stock’s share price reaches or exceeds Nine Dollars and Sixty Cents ($9.60) for any twenty (20) trading days within any thirty (30) trading day period during the Lock-Up Period, then fifty percent (50%) of the Subject Shares held by each Restricted Holder as of the Effective Date shall be released from such Restricted Holder’s obligations under Sections 1.1 and 1.2; provided, that the foregoing stock price limitations shall be equitably adjusted as determined in good faith by the Company’s Board of Directors for any stock splits, stock dividends, stock combinations, or other similar transactions affecting the Company’s Common Stock; and

(d)          the Common Stock’s share price reaches or exceeds Twelve Dollars ($12.00) for any twenty (20) trading days within any thirty (30) trading day period during the Lock-Up Period, then all of the Subject Shares then held by each Restricted Holder shall be released from such Restricted Holder’s obligations under Sections 1.1 and 1.2; provided, that the foregoing stock price limitations shall be equitably adjusted as determined in good faith by the Company’s Board of Directors for any stock splits, stock dividends, stock combinations, or other similar transactions affecting the Company’s Common Stock.

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2.          Release and Covenant Not to Sue. Subject to Sections 3.2 and 3.11, effective upon the Closing, each Holder hereby releases and discharges Glori and its subsidiaries from and against any and all claims, suits, actions, demands, obligations, agreements, debts and liabilities whatsoever (whether known or unknown, asserted or unasserted, contingent, inchoate, or otherwise), both at law and in equity, which such Holder now has, has ever had or may hereafter have against Glori or any of its subsidiaries arising at or prior to the Closing or on account of or arising out of any matter occurring at or prior to the Closing; provided, that if such Holder is an employee of Glori or its subsidiaries who will continue to be employed immediately following the Closing, such release shall exclude any claims related to the right of such employee to receive current earned and accrued but unpaid compensation, unreimbursed business expenses or other employment benefits generally available to all employees of Glori and its subsidiaries. From and after the Closing, each Holder hereby irrevocably covenants to refrain from, directly or indirectly, asserting, commencing or causing to be commenced any claim, suit, action or demand of any kind against Glori or any of its subsidiaries, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Holder may have under the terms and conditions of the Merger Agreement to receive the merger consideration for its shares of Glori capital stock or warrants to acquire shares of Glori capital stock.

3.          Miscellaneous.

3.1           Assignment. This Agreement and all obligations of each Holder are personal to such Holder and may not be transferred or delegated by such Holder at any time. The Company and Glori may freely assign any or all of their rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of the Holder. If the INXB Representative is replaced in accordance with the terms of the Merger Agreement, the replacement INXB Representative shall automatically become a party to this Agreement as if it were the original INXB Representative hereunder.

3.2           Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Company, Glori and the INXB Representative or any of the obligations of the Holders under any other agreement between the Holders and the Company, Glori or the INXB Representative or any certificate or instrument executed by the Holders in favor of the Company, Glori or the INXB Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company, Glori or the INXB Representative or any of the obligations of the Holders under this Agreement.

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3.3           Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. All legal proceedings, claims, suits, actions, demands, disputes or controversies (any of the foregoing, a “Proceeding”) arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York. Each party hereto hereby (a) submits to the exclusive jurisdiction of any state or federal court located in New York, New York, for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each party agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or himself, or its or his property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3.6. Nothing in this Section 3.3 shall affect the right of any party to serve legal process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO AFFILIATE, AGENT OR REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

3.4           Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5           Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (c) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (d) a “person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof; and (e) the term “or” means “and/or”.

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3.6           Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile upon affirmative confirmation of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the applicable party at the following addresses (or to such other address for a party as shall be specified by like notice):

If to the Company or Glori, to: Glori Energy, Inc. 4315 South Drive Houston, TX 77053 Attn: Chief Executive Officer Facsimile: (713) 237-8585

With copies to (which shall not constitute notice):

Norton Rose Fulbright

1301 McKinney, Suite 5100

Houston, TX 77010-3095

Attn: Charles Powell

Facsimile: (713) 651-5246

Email: Charles.powell@nortonrosefulbright.com

and

Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

Attn: Mark Chess

Facsimile: 972-3-6075456

Email: MarkC@infinity-equity.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Stuart Neuhauser

Facsimile: (212) 370-7889

Email: sneuhauser@egsllp.com

If to the INXB Representative, to:

Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

Attn: Mark Chess

Facsimile: 972-3-6075456

Email: MarkC@infinity-equity.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Stuart Neuhauser

Facsimile: (212) 370-7889

Email: sneuhauser@egsllp.com

If to any Holder, to the address of such Holder as set forth under the name of such Holder on the signature pages hereto.

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3.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, Glori, the INXB Representative, and Holders holding a majority of the Shares. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9           Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by any Restricted Holder, money damages may be inadequate and the Company, Glori and the INXB Representative may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Glori and the INXB Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

3.10         Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

3.11         Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document (as defined in the Merger Agreement), including the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:

GLORI ENERGY INC. (F/K/A GLORI ACQUISITION CORP.)

By:		/s/ Mark Chess
	Name:	Mark Chess
	Title:	CEO

Glori:

GLORI ENERGY TECHNOLOGY INC.

By:		/s/ Stuart Page
	Name:	Stuart Page
Title:

The INXB Representative:

Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement as the INXB Representative

By:		/s/ Avishai Silvershatz
Name:
Title:

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

ALL ACCESS INTERNATIONAL, LLC

By:	/s/ Terence K. Ankner
Name:	Terence K. Ankner
Title:	Partner

Address for Notice:
c/o Partridge Ankner & Horstmann LLP
200 Berkeley Street
16th Floor
Boston , MA 02116
Facsimile: 617-859-9998
Email: tka@anknerlaw.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holders:

GTI Glori Oil Fund I L.P.

By: GTI Co-Investment L.P., its General Partner
By: GTI Ventures LLC, its General Partner
By: GTI Holdings LLC, its sole Member

By:	/s/ Jonathan Schulof
Name:
Title:

GTI VENTURES, LLC

By:	/s/ Jonathan Schulof
Name:
Title:

Address for Notice:

Facsimile:
Email:

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

SVB FINANCIAL GROUP

By:	/s/ Scott Newman
Name:	Scott Newman
Title:	Portfolio & Funding Manager

Address for Notice:

3005 Tasman Dr.
Santa Clara, CA 95054

Facsimile:
Email: epfeifer@svb.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

ENERGY TECHNOLOGY VENTURES, LLC

By:	/s/ Ricardo Angel
Name:	Ricardo Angel
Title:	Authorized Representative

Address for Notice:

Facsimile:
Email:

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	Senior Counsel

Address for Notice:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301

Facsimile: 650-473-9194
Email: bbang@htgc.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holders:

GENTRY-GLORI ENERGY INVESTMENT LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Mgr. / Mbr.

GENTRY-GLORI ENERGY INVESTMENT II LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Mgr. / Mbr.

GENTRY-GLORI ENERGY INVESTMENT III LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Mgr. / Mbr.

Address for Notice:
Gentry
205 N. Michigan Ave.
Suite 3770
Chicago, IL 60601
Facsimile: (312) 552-7161
Email: laschebrook@gentryfc.com

 [SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

Address for Notice:
2750 Sand Hill Rd., Menlo Park, CA 94025

Facsimile:
Email: pvronsky@pcb.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holders:

OXFORD BIOSCIENCE PARTNERS V L.P.
By:	OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

mRNA FUND V L.P.
By: OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

Address for Notice:
535 Boylston Street
Boston, MA 02116

Facsimile: 617-357-7476
Email: mgibbs@oxbio.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

RAWOZ TECHNOLOGY COMPANY, LTD.

By:
Name:
Title:

Address for Notice:

Facsimile:
Email:

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

MALAYSIAN LIFE SCIENCES CAPITAL FUND LTD.

By: Malaysian Life Sciences Capital Fund Management Company Ltd, its Manager

By:	/s/ Roger Wyse
Name:	Roger Wyse
Title:	Co-Chairman

Address for Notice:
MLSCF
No. 36-01, Level 36, Monara Dion
27 Jalan Sultan Ismail
50250 Kuala Lumpur
Facsimile: 603 2072 0330
Email: roger@mlscf.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holders:

Texas ACP I, L.P.

By: ADVTG GP I, L.L.C., its General Partner

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	Vice President

Texas ACP II, L.P.

By: ADVTG GP II, L.L.C., its General Partner

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	Vice President

Texas ACP VENTURE PARTNERS I, LLC

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	Vice President

Address for Notice:
5000 Plaza on the Lake
Suite 195
Austin, TX 78746

Facsimile: 512-241-1186
Email: drawie@advantagecap.com

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

THE ENERGY AND RESOURCES INSTITUTE

By:	/s/ Dr. R K Pachauri
Name:	Dr. R K Pachauri
Title:	Director General

Address for Notice:
TERI, IMC COMPLEX,
LODHI ROAD,
NEW DELHI - 110003
INDIA
Facsimile: +91 11 24682144 / 24682145
Email: pachauri@teri.res.in

[SIgnature PAGE to Lock-Up AGREEMENT]

Restricted Holder:

KORN/FERRY INTERNATIONAL

By:	/s/ Bruce Peterson
Name:	Bruce Peterson
Title:	Office Managing Director

Address for Notice:
Korn Ferry International
700 Louisiane
Suite 3900
Houston, TX 77002
Facsimile: 713-651-0848
Email: bruce.peterson@kornferry.com

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Stuart M. Page
Stuart M. Page

Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ John A. Babcock
John A. Babcock

Address for Notice:
3350 McCue Rd. #2102
Houston, TX 77056

Facsimile:
Email: jackbabcock@pdg.net

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Charles P. Siess, III
Charles P. Siess, III

Address for Notice:
75 Lake Forest Circle
Conroe, TX 77384

Facsimile: 936-321-4624
Email: cpsiess@mr.com

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Thomas Ishoey
Thomas Ishoey

Address for Notice:
124 Basil Street
Encinitas, CA 92024

Facsimile:
Email: tishoey@gmail.com

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Michael McInerney
Michael McInerney

Address for Notice:
4513 Briarcrest Drive
Norman, OK 73072

Facsimile: 405-325-6050
Email: michaeljmcinerney@gmail.com

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Bhupendra Soni
Bhupendra Soni

Address for Notice:
B.K. Soni
619 Pole Line Road #140
Davis, CA 95618

Facsimile:
Email: bhupendraksoni@yahoo.com

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ John Clarke
John Clarke

Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Mark Puckett
Mark Puckett

Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

Restricted Holder:

/s/ Cindy Feary
Cindy Feary

Address for Notice:
Box 96 Site 4 RR 1
Dewinton, AB, T0L 0X0 Canada

Facsimile: N/A
Email: cindyfeary@rocketmail.com

[Signature Page to Lock-Up Agreement]

Unrestricted Holders:

GTI VENTURES, LLC

By:	/s/ Jonathan Schulhof
Name:
Title:

Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

ENERGY TECHNOLOGY VENTURES, LLC

By:	/s/ Ricardo Angel
Name:	Ricardo Angel
Title:	Authorized Representative

Address for Notice:

Facsimile:
Email:

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

GENTRY TECHNOLOGY FUND I, LLC

By:	/s/ Larry Aschebrook
Name:	Larry Aschebrook
Title:	Mgr. / Mbr.

Address for Notice:
Gentry
205 N. Michigan Ave.
Suite 3770
Chicago, IL 60601
Facsimile: (312) 552-7161
Email: laschebrook@gentryfc.com

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

Address for Notice:
2750 Sand Hill Rd., Menlo Park, CA 94025

Facsimile:
Email: pvronsky@kpcb.com

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

OXFORD BIOSCIENCE PARTNERS V L.P.

By:	OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

mRNA FUND V L.P.
By:	OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs – General Partner

Address for Notice:
535 Boylston
Boston, MA 02116

Facsimile: 617-357-7476
Email: mgibbs@oxbio.com

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

MALAYSIAN LIFE SCIENCES CAPITAL FUND LTD.

By:	Malaysian Life Sciences Capital Fund Management Company Ltd, its Manager

By:	/s/ Roger Wyse

Name:	Roger Wyse

Title:	Co-Chairman

Address for Notice:
MLSCF
No. 36-01, Level 36, Monara Dion
27 Jalan Sultan Ismail
50250 Kuala Lumpur
Facsimile: 6032072 0330
Email: roger@mlscf.com

[Signature Page to Lock-Up Agreement]

Unrestricted Holder:

Texas ACP II, L.P.

By: ADVTG GP II, L.L.C., its General Partner

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	Vice President

TEXAS ACP VENTURE PARTNERS I, LLC

By:	/s/ Damon Rawie

Name:	Damon Rawie

Title:	Vice President

Address for Notice:
5000 Plaza on the Lake
Suite 195
Austin, TX 78746

Facsimile: 512-241-1186
Email: drawie@advantagecap.com

 [Signature Page to Lock-Up Agreement]

SCHEDULE A

RESTRICTED HOLDERS

Name of Restricted Holder	Number of Subject Shares
GTI Ventures, LLC	346,956
GTI Glori Oil Fund I L.P.	2,448,885
The Energy and Resources Institute	726,557
Energy Technology Ventures, LLC	1,777,844
KPCB Holdings, Inc., as nominee	2,480,053
Oxford Bioscience Partners V L.P.	3,884,115
mRNA Fund V L.P.	87,532
Rawoz Technology Company, Ltd.	4,186,475
Malaysian Life Sciences Capital Fund Ltd.	2,992,236
Gentry-Glori Energy Investment LLC	910,256
Gentry-Glori Energy Investment II LLC	238,903
Gentry-Glori Energy Investment III LLC	101,047
Texas ACP II, L.P.	509,374
Texas ACP Venture Partners I, LLC	1,125,787
Texas ACP I, L.P.	353,404
Stuart M. Page	91,355
John A. Babcock	21,421
Bhupendra Soni	46,011
Charles P. Siess, III	7,614
Micael McInerney	1,179
Thomas Ishoey	68,966
John Clarke	1,724
Mark Puckett	1,724
Korn/Ferry International	8,979
Cindy Feary	10,037
Hercules Technology Growth Capital, Inc.	18,208
SVB Financial Group	3,421
All Access International, LLC	624

SCHEDULE B

UNRESTRICTED HOLDERS

Name of Unrestricted Holder	Number of Unrestricted Shares
GTI Ventures, LLC	28,072
Energy Technology Ventures, LLC	112,286
KPCB Holdings Inc., as nominee	11,229
Oxford Bioscience Partners V L.P.	219,624
mRNA Fund V L.P.	4,950
Malaysian Life Sciences Capital Fund Ltd.	112,286
Gentry Technology Fund I, LLC	252,420
Texas ACP II, L.P.	280,716
Texas ACP Venture Partners I, LLC	112,287